UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note Regarding This Amendment:

Kaiser Group Holdings, Inc. (the “Company”) originally filed this Current Report on Form 8-K (the “Original Form 8-K”) on January 11, 2008.  The Original Form 8-K disclosed the results of the Company’s offer to purchase (the “Offer”) for cash all shares of common stock of the Company held by stockholders of the Company owning (beneficially or of record) fewer than 100 shares, as of the close of business on October 22, 2007 and who continued to hold such shares through the expiration date of the Offer, which expired at 5:00 p.m., New York City time, on Wednesday, January 9, 2008.

The Company is filing this Amendment No. 1 to the Original Form 8-K to correct information regarding the results of the Offer as follows:

Item 8.01.  Other Events.

The information set forth in the Original Form 8-K under Item 8.01 is amended as follows:

The correct total number of shares of common stock properly tendered and accepted for purchase is 6,313.

The correct number of record and beneficial holders that tendered in the Offer is 414.

The correct aggregate purchase price is $188,127.40.

The correct percentage of the Company’s outstanding shares represented by the shares accepted for purchase by the Company in the Offer is 0.35%.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

By: /s/ Douglas W. McMinn
Name: Douglas W. McMinn
President and Chief Executive Officer

Date: January 15, 2008